UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

PERIDOT ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40180	98-1586920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2229 San Felipe Street, Suite 1450

Houston, TX 77019

(713) 322-7310

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	PDOT.U	New York Stock Exchange
Class A ordinary shares included as part of the units	PDOT	New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PDOT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Peridot Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), has followed Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity,” in accounting for its redeemable Class A ordinary shares, par value $0.0001 per share (the “Public Shares”). This included recording a portion of the Public Shares in permanent equity on its balance sheet. However, the Company maintained shareholders’ equity of at least $5,000,001 as the Company will not redeem Public Shares that would cause the Company’s net tangible assets to be less than $5,000,001 following redemptions of its Public Shares.

In January 2022, the Company’s management re-evaluated its position that classification of $5,000,001 in permanent equity was appropriate and determined that the Public Shares should instead be reclassified as temporary equity. In connection with the preparation of the unaudited interim condensed financial statements as of and for the three and nine months ended September 30, 2021 that were included in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2021 (the “Q3 Form 10-Q”), the Company concluded that it would change its accounting and reflect the full amount of all redeemable Public Shares in temporary equity on its balance sheet. In connection with the change in presentation for the Public Shares subject to possible redemption, the Company also restated its earnings per share to allocate net income (loss) evenly to all Public Shares and Class B ordinary shares. This was a change from the Company’s previous accounting practice whereby it maintained shareholders’ equity of at least $5,000,001.

On February 9, 2022, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), concluded that the Company’s previously issued (i) audited balance sheet as of March 11, 2021 (the “Post-IPO Balance Sheet”), filed with the SEC on March 17, 2021 (the “Post-IPO Form 8-K”), (ii) unaudited interim condensed financial statements as of and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 27, 2021 (the “Q1 Form 10-Q”), (iii) unaudited interim condensed financial statements as of and for the three and six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2021 (the “Q2 Form 10-Q”), and (iv) the unaudited interim condensed financial statements as of and for the three and nine months ended September 30, 2021 (included in the Q3 Form 10-Q) (collectively, items (i), (ii), (iii), and (iv), the “Affected Periods”), in each case, should be restated to classify all of the Public Shares as temporary equity and should no longer be relied upon. As such, the Company will restate its financial statements for the Affected Periods in an amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 (the “Amended Q3 Form 10-Q”).

The Amended Q3 Form 10-Q will include restatements of the Post-IPO Balance Sheet set forth in the Post-IPO Form 8-K and the unaudited interim condensed financial statements for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021 set forth in the Q1 Form 10-Q, the Q2 Form 10-Q and the Q3 Form 10-Q, respectively.

The Company’s management has concluded that, as a result of the events leading to the restatement of the financial statements for the Affected Periods described above, a material weakness existed and the Company’s disclosure controls and procedures were not effective for the quarterly period ended September 30, 2021. The Company’s remediation plan with respect to such material weakness is described in more detail in the Amended Q3 Form 10-Q.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2022

PERIDOT ACQUISITION CORP. II

By:	/s/ Stephen Wedemeyer
Name:	Stephen Wedemeyer
Title:	Chief Financial Officer